EXHIBIT 10.13A

HSBC Our Ref GUM CBA 020287 (Via Facsimile & Hand Delivery)
PRIVATE AND CONFIDENTIAL Telesource CNMI, Inc. KS Sablan Bldg., Sadog Tasi Box 10000, PPP 402 PMB Saipan, MP 96950	26 March 2002

Attn: Mr KJ Semikian, President

Re: Renewal and Amendment of Credit Facilities

Dear Mr Semikian:

With reference to our recent discussions, we, The Hongkong Shanghai Banking Corporation Limited (the “Bank”), are pleased to confirm the renewal and amendment of the undermentioned credit facilities to Telesource CNMI, Inc. (the “Borrower”). These facilities are subject to review at any time and in any event by 30 November 2002, and also subject to our overriding right of withdrawl and repayment on demand, including the right to call for cash to cover on demand for prospective and contingent liabilities.

A.

FACILITY TYPE	PRESENT LIMITS	PROPOSED LIMTS
1. Revolving Line	USD2,000,000.00	Nil.
2. Commercial Loan	Nil.	USD7,500,000.00

TOTAL FACILITIES		USD7,500,000.00

B.	PURPOSE:

1.	To finance operational costs for several ongoing projects.

C.	REPAYMENT TERM:

1.	Interest and principal due 02 November 2002, 40 days prior to expiry of Standby Letter of Credit on 12 December 2002.

D.	INTEREST RATE:

0.5% over the “Bank’s Base Lending Rate” (BBLR).

The “Bank’s Base Lending Rate” means the base index rate established by the New York Office of the Bank from time to time in good faith in its discretion for general pricing of its short term loans to ordinary commercial borrowers. Such rates may be established and changed from time to time.

Interest on overdue amounts, both principal and interest, will accrue additional interest at Five Percent (5.0%) over the above rate.

E.	FEE:

A non-refundable front end Arrangement Fee of USD75,000, or 1% of the facility amount is due upon acceptance of this Offer Letter, of which USD10,000 has been paid.

F.	SECURITY:

1.	An irrevocable standby letter of credit issued by Al Ahli Bank of Kuwait (AKBC) and confirmed by Bank of New York, New York, USA (YORK) for not less than USD7,500,000, naming the Bank as beneficiary.

2.	Assignment of receivables and/or Promissory Notes from parties acceptable to the Bank, such as the Commonwealth Utilities Corporation. The value of the security to be a minimum of 125% of the total interest amount at maturity, based on the Net Present Value of the Security.

3.	Corporate Guarantee from the Borrower’s parent company, Telesource International, Inc. securing the full facility amount.

G.	COVENANTS:

1.	Submission of the Borrower’s audited financial statements within 120 days of the Borrower’s fiscal year end and at least once a year.

2.	Submission of Guarantor’s audited financial statements at least once a year and prior to the designated review date.

3.	Submission of other information as the Bank may reasonably request from time to time.

H.	CONDITIONS PRECDENT:

The Bank will require the following:

1.	The Bank shall be in receipt of the Standby Letter of Credit in form and content satisfactory to the Bank.

2.	Audited financial statements for Telesource CNMI, Inc. for fiscal years ending 31 December 1999 and 2000 (RECEIVED 20FEB02)

3.	Draft copies of audited financial statements for Telesource CNMI, Inc. and Telesource International, Inc. for fiscal year end 31 December 2001 to be submitted to the Bank no latter than 15 April 2002.

I.	OTHER TERMS AND CONDITIONS:)

1.	This facility will be subject to an annual review at any time and in any event by 30 November 2002 or 40 days before the expiry of the Standby Letter of Credit.

2.	All expenses in respect of this facilities are to be for the account of the Borrower. All processing/legal/recording/other fees, if any, shall be for your account and will be automatically debited from your current account if no other arrangements are made.

If the effect of any, or a change in any, law or regulation is to increase the cost to us of advancing maintaining or funding this facility or to reduce the effective return to us, we reserve the right to require payment on demand of such amounts as we consider necessary to compensate us therefore.

As stated above, the above terms are for indication purposes only and are subject to formal approval by the Bank. Should the above conditions be acceptable to the Borrower, please have the Borrower sign the enclosed copy of this letter and return it to the Bank. This letter of indication will remain open for acceptance until the close of business on 10 April 2002 and if not accepted by that date will deemed to have lapsed.

We hope you will find the above terms of interest and look forward to your reply

Yours sincerely,

/s/Pilar O Pangelinan

Pilar O Pangelinan

AVP Corporate Banking

POP/adlc

BORROWER’S ACKNOWLEDGMENT AND ACCEPTANCE

On behalf of Telesource CNMI, Inc., I/We hereby accept the terms and conditions of this Letter of Indication.

/s/ KJ Semikian

By: KJ Semikian

ITS: CEO and President

Date: 3-25-02

/s/ Bud Curley

By: Bud Curley

ITS: CFO

Date: 3-25-02

GUARANTOR’S ACKNOWLEDGMENT AND ACCEPTANCE

As Guarantor(s), I acknowledge the terms and conditions of this Indication Letter for additional facilities, and I confirm that the current standing or modification of Borrower’s loan agreement pursuant to the terms of this letter is hereby authorized and shall in no way affect or impair Guarantor’s liability under its guaranty, nor shall it affect or impair the pledge of any security by Guarantor to secure Borrower’s performance.

TELESOURCE INTERNATIONAL, INC.

/s/ KJ Semikian

By: KJ Semikian

ITS: CEO and President

Date: 3-25-02

/s/ Bud Curley

By: Bud Curley

ITS: CFO

Date: 3-25-02

AUTHORIZATION TO DEBIT ACCOUNT

Kindly debit account no. _____________ for USD65,000.00 in respect of the remaining balance of the Bank’s Arrangement Fee.

/s/ KJ Semikian

By: KJ Semikian

ITS: CEO and President

Date: 3-25-02

DEMAND PROMISSORY NOTE

(Corporation)

Loan No. 002-014694

Saipan Commonwealth of the Northern Mariana Islands

15 March 2002

$ USD 7,500,000.00

On demand or if no demand is made on 02 November 2002, for the value received, the undersigned promises to pay to the order of The Hongkong and Shanghai Banking Corporation Limited (the “Bank”) at Saipan, Mariana Islands, the principal sum of United States Seven Million Five Hundred Thousand and No/100 Dollars (USD7,500,000.00) with interest thereon from date, payable at USD7,500,000.00 plus accrued interest on 02 November 2002 at the rate of ONE HALF percent (0.5%) per annum above the Bank’s prime rate which is defined as the normal rate of interest then being offered by the Bank for loans to substantial and responsible commercial borrowers as such rate shall change from time to time and computed on the basis of a 360-day-year and actual days elapsed. The Bank shall not be required to notify the undersigned of such rate fluctuations. The term “prime rate“as used in this noted means the Bank’s primary base rate for pricing short term commercial loans whose interest rate float with such prime rate. The Bank’s prime rate as defined herein is subject to change from time to time and may be lowered, higher or equal to the “prime rate“as used by other lending institutions. The interest rates charged on commercial loans in the future by the Bank may be higher or lower than the prime rate as defined herein. The interest rate applicable to this note shall be adjusted by the Bank from time to time in accordance with the change and movements in the Bank’s prime rate. All payments paid hereunder shall be credited first to accrued interest (and to late payment charges, if any), and then to principal in lawful monthly of the United States of American. If any interest due herein is not paid when due, it shall bear like interest as the principal amount hereof.

If any sum payable hereunder shall not be paid when due, without limiting any other rights of the holder hereof, the interest rate with respect to such sum shall automatically be increased by FIVE percent (5.0%) per annum, effective on the date such sum is due. The undersigned jointly and severally agree to pay all costs of collection (including attorney’s fee) incurred by the holder of this Note, whether or not suit be brought. In any litigation arising out of or relating to this Note, in which the holder of this Note is an adverse party, each of the undersigned hereby waives trial by jury. Each of the undersigned hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and each of the undersigned hereby waives the benefits of any statute of limitation with respect to any action to enforce, or otherwise related to, this Note.

In no event shall the undersigned be obligated to pay any amount under the Note that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall, at the Bank’s discretion, be applied to reduce the principal balance of this Note or return to the undersigned.

No waiver or modification of any of the terms or provision of this Note shall be valid or binding unless set forth in writing signed by the holder of this Note, and then only to the extent herein specifically set forth. The holder of this Note is hereby authorized, without notice of the undersigned, to cause or permit one or more co-makers to be added, released or withdrawn as parties hereto, without relieving the other parties hereto of their liability and obligation hereunder.

Address:	Box 10000, PPP 402 PMB Saipan, MP 96950

Telesource CNMI, Inc. KJ Semikian By: Khajadour J. Semikian ITS: President